Exhibit (s)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

Ares Private Markets Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Shares of Beneficial Interest	457(o)	$500,000,000		$500,000,000	0.00014760	$73,800
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					$500,000,000		$73,800(3)
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due					$73,800(3)		$73,800(3)

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered (4)	Maximum Aggregate Offering Price of Securities Previously Registered (4)	Form Type	File Number	Initial Effective Date
Equity	Shares of Beneficial Interest	$1,000,000,000	$1,000,000,000	N-2	333-275060	October 17, 2023

(1)	The Registrant hereby offers up to an additional $500,000,000 of shares of beneficial interest (“Shares”) pursuant to this Registration Statement, for a maximum aggregate amount of $1,500,000,000 of Shares, including the Registration Statement File No. 333-275060, dated October 17, 2023, previously filed by the Registrant on Form N-2 (the “Prior Registration Statement”), as amended hereby. The offering currently includes Class A Shares, Class D Shares and Class I Shares.
(2)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of determining the registration fee.
(3)	Calculated pursuant to Rule 457(o) and paid in connection with the filing of this Registration Statement on March 20, 2024. Amount represents $73,800 to register the additional $500,000,000 of Shares registered hereby under this Registration Statement, for a total maximum offering price under the Registration Statement, including the Prior Registration Statement, of $1,500,000,000.
(4)	Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus in this Registration Statement also relates to the offering of $500,000,000 of Shares pursuant to the Prior Registration Statement. The Registrant paid filing fees of $73,800 to register $500,000,000 of Shares for sale under the Prior Registration Statement, which also related to the Registration Statement effective on March 31, 2022 (File No. 333-258821) (the “Initial Registration Statement”) pursuant to Rule 429. The Registrant paid filing fees of $46,366.40 to register an initial $500,000,000 of Shares pursuant to the Initial Registration Statement.